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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to this Registration Statement of our report dated March 18, 2008, relating to the financial statements of Telstra eBusiness Services Pty Limited appearing in Ebix's current report on Form 8-K/A filed with the Securities and Exchange Commission on March 18, 2008.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BAKER TILLY PITCHER PARTNERS Melbourne, Australia April 8, 2008

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm